Exhibit 10



                              Amendment No. 2
                                    to
                  Central Illinois Public Service Company
                            Excess Benefit Plan
          (As Amended And Restated Effective As of April 1, 1995)



          The Central Illinois Public Service Company Excess Benefit Plan

(As Amended And Restated Effective As of April 1, 1995), as heretofore amended (the "Plan"), is hereby further amended, effective as of July 1,

1996, in the following respects:

          1.  By deleting the last sentence of the second paragraph of the introduction to the Plan and inserting in lieu thereof the following:

          "The purpose of the Excess Benefit Plan is (i) to restore benefit payments which would be paid under the Basic Plan except for limitations imposed by Sections 401(a)(17) and 415 of the Code and (ii) to provide certain additional payments to which eligible participants are entitled by reason of a Management Continuity Agreement with an Employer."

          2.  By deleting Article I of the Plan and inserting in lieu thereof the following:

                                "Article I

                             Restored Benefits

     Subject to the provisions of Article II hereof, a participant in the Basic Plan who (i) is entitled to a reduced benefit under the Basic Plan on account of either or both of the limitations of Section 401(a)(17) or
Section 415 of the Code and/or (ii) would be entitled to an additional benefit under the Basic Plan by reason of additional service credits granted pursuant to the last sentence of Section 5(a)(ii) of a "Management Continuity Agreement" with an Employer, shall be entitled to a monthly benefit under the Excess Benefit Plan in the amount of the excess, if any, of (a) over (b), where:

          (a) equals the amount of monthly benefit which would have been paid to such participant under the Basic Plan if benefit payments under the Basic Plan were made without regard to the limitations imposed by Sections 401(a)(17) and 415 of the Code and were determined by including as Credited Service under the Basic Plan the additional service credits, if any, granted to or in respect of such participant by reason of the operation the aforesaid provision of the Management Continuity Agreement, and

          (b) equals the amount of monthly benefit which is paid to such participant under the Basic Plan."

          3.  By deleting the parenthetical phrase in Article II.B.1. of the Plan and inserting in lieu thereof the following:

          "(other than those contained in the Basic Plan relating to the limitations of Sections 401(a)(17) and 415 of the Code or as otherwise provided in the Excess Benefit Plan)".

          IN WITNESS WHEREOF, Central Illinois Public Service Company has

executed this instrument this 1st day of October, 1996, effective as of

July 1, 1996.


                         Central Illinois Public Service Company


                         By          /s/  W. A. Koertner
                            ____________________________________
                                       Vice President


Corporate Seal

Attest:


 /s/  Mary Ellen Brown
_______________________
  Assistant Secretary